UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 3, 2009

SuccessFactors, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33755	94-3398453
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1500 Fashion Island Blvd, Suite 300, San Mateo, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-645-4449

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 3, 2009, the Board of Directors approved SuccessFactors, Inc.’s (the "Company") Corporate Bonus Plan. Employees of the Company, including the Company’s named executive officers that are not on sales commission plans, are eligible to receive cash awards following the end of the year, based upon the attainment of performance objectives established by the Board of Directors for the year. Objectives for 2009 consist of bookings, cash flow from operations and customer renewal targets. A portion of the bonus will be calculated based on achievement of targets on a quarterly basis, and the remainder will be calculated based on achievement of targets on an annual basis. In order to be eligible to receive a bonus, the employee would need to be employed at the Company at the time the bonus was paid. The amount of any bonus could be adjusted based on the level of achievement of target milestones, with the Company retaining the discretion to further adjust bonus amounts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SuccessFactors, Inc.

March 6, 2009	By:	Julian K. Ong

Name: Julian K. Ong
Title: Vice President, General Counsel and Secretary